Exhibit 11

FILE No. 2,930-2021
AMENDMENT
CREDIT FACILITY AGREEMENT

SCOTIABANK CHILE
AND
INVERSIONES Y RENTAS S.A.

In the City of Santiago de Chile, on March 24, 2021, before me, MARÍA VIRGINIA WIELANDT COVARRUBIAS, lawyer, alternate Notary Public pursuant to article 186 of Organic Constitutional Law on Popular Vote and Elections No. 18,700, of the chief Notary of the fifth Notary office of Santiago, Mr. PATRICIO RABY BENAVENTE, pursuant to Judicial Decree recorded on March 11, 2021, both domiciliated in Gertrudis Echeñique 30, office 32, Las Condes, Santiago, there appeared: One.- Mr. SEBASTIÁN CARVAJAL BOU, Chilean, married, comercial engineer, national identity card number 9,354,957-0, and Mr. ROBERTO OSORIO LOPEZ, Chilean, single, commercial engineer, national identity card number 10,130,661-5, both of them acting on behalf, as shall be hereinafter evidenced, of SCOTIABANK CHILE, a banking corporation incorporated and existing according to the laws of the Republic of Chile, Tax ID number 97,018,000-1, all of them domiciled for the purposes hereof at Avenida Costanera Sur number 2,710, Tower A, in the borough of Las Condes, in Santiago, Metropolitan Region, hereinafter also and indistinctly referred to as the "Bank" or the "Creditor”; Two.- Mr. RODRIGO HINZPETER KIRBERG, Chilean, divorced, lawyer, national identity card number 7,016,591-0, and Mr. ALESSANDRO BIZZARRI CARVALLO, Chilean, married, lawyer, national identity card number 7,012,089-5, both of them acting on behalf, as it shall be hereinafter evidenced, of INVERSIONES Y RENTAS S.A., a stock corporation (sociedad anónima) duly incorporated and validly existing in accordance with the laws of the Republic of Chile, Tax ID number 96,427,000-7, all of them domiciled for purposes hereof, at Enrique Foster Sur No. 20 14th floor, in the borough of Las Condes, in Santiago, Metropolitan Region, hereinafter also referred to as the “Debtor”; the appearing parties, who are of age, and evidence their identities by the identity cards referred to above, state as follows:

FIRST. BACKGROUND: One.One.- By means of public deed dated February 5, 2021, file number 1,327-2021, granted at the Notary Office of Santiago of Mr. Patricio Raby Benavente, INVERSIONES Y RENTAS S.A. and SCOTIABANK CHILE, entered into a Credit Facility agreement, hereinafter the “Agreement”, by means of which the Bank granted financing to the Debtor up to the maximum principal amount of 5,200,000 Unidades de Fomento, in the terms and conditions indicated therein.

One.Two.- This amendment is understood to be part of the Agreement for all applicable purposes.

One.Three.- Capitalized terms in this amendment that are not expressly defined herein, will have the meaning assigned to them in the Agreement.

SECOND. AMENDMENTS: One.- By this instrument, SCOTIABANK CHILE and the Debtor hereby agree to replace, as of this date, letter A of the Second Clause, as follows:

“A.- Credit Facility Amount. The Bank hereby agrees to grant financing to the Debtor up to the maximum principal amount of 5,200,000 Unidades de Fomento, hereinafter also and indistinctly referred to as the "Credit". The Credit shall be disbursed in one or more disbursements, hereinafter each of them referred to as the "Loan", and together as the “Loans”, as requested by the Debtor in writing to the Bank by means of a notice delivered to the latter at the registered office thereof no later than one (1) Bank Business Day in advance to the date on which each Loan is to be disbursed, hereinafter also referred to as the "Disbursement Request", in accordance with the terms and conditions established herein and up to the maximum amount indicated above. The Disbursement Request to be submitted by the Debtor to the Bank shall be issued according to the text of the document attached hereto as Annex A, which after being duly signed by the parties is registered on the date hereof before the authorizing Notary under number 95-2021 and which is made part of this Agreement for any legal and contractual purposes that may arise. The Disbursement Request shall be irrevocable. The Loans to be granted by the Bank to the Debtor under this Agreement shall be disbursed in pesos, currency of legal tender in Chile. The disbursements to be made by the Bank under this Agreement shall be deposited in the checking account to be indicated by the Debtor, no later than at 01:01 p.m. of the day in which the Loan is to be disbursed. The Credit Facility Agreement shall be non-revolving; consequently, any repayments or prepayments to be made by the Debtor under the Loans shall not entitle the Debtor to apply for new disbursements. Any references made herein to "Bank Business Days" or "Bank Business Day" shall mean bank business days in the Republic of Chile. The parties state that each time reference is made to the Loan in this agreement, it shall be understood that it refers to each Loan that is disbursed under this Agreement”.

Two.- SCOTIABANK CHILE and the Debtor hereby agree to replace, as of this date, the Third Clause, as follows:

“THIRD: Expiration of the Obligation to Disburse each Loan. The Bank's obligation to disburse the Loans in accordance with the terms and conditions set forth herein shall expire and become ineffective on June 30, 2021, hereinafter also referred to as the "Expiration Date" and, consequently, the Bank shall not be obliged to make any other disbursement as from such date”.

Three.- SCOTIABANK CHILE and the Debtor hereby agree to replace, as of this date, letter A of the Fourth Clause, as follows:

“A.- Repayment of Principal: The principal owed under each Loan to be granted by the Bank in accordance with this Agreement shall be repaid by the Debtor in five annual and successive installments for the amounts and on the dates to be indicated below: Installment number 1 for an amount equivalent to 14.28% of the Loan expressed in Unidades de Fomento maturing on May 31, 2024; installment number 2 for an amount equivalent to 14.28% of the Loan expressed in Unidades de Fomento maturing on May 30, 2025; installment number 3 for an amount equivalent to 14.28% of the Loan stated in Unidades de Fomento maturing on May 29, 2026; installment number 4 for an amount equivalent to 14.28% of the Loan expressed in Unidades de Fomento maturing on May 31, 2027; installment number 5 for an amount equivalent to 42.88% of the Loan expressed in Unidades de Fomento maturing on May 31, 2028, hereinafter also referred to as the “Maturity Date”.”

Four.- SCOTIABANK CHILE and the Debtor hereby agree to replace, as of this date, letter A of the Fifth Clause, as follows:

“A.- Interest Rate. The principal amount owed under each Loan to be granted under this Agreement shall accrue an annual interest rate of 0.85% from the date of disbursement until the Maturity Date”.

THIRD. In all matters not modified by this instrument, all of the original terms, obligations and conditions of Agreement remain in full force and effect, and the execution of this instrument shall not cause novation of the obligations arising from the Agreement.

FOURTH. TAXES, COSTS AND EXPENSES:
All the taxes, costs and expenses arising from the execution of this deed, specially the taxes and notarial rights applicable, shall be borne by the Debtor.

FIFTH. INVALIDITY, INEFFCTIVENESS AND UNENFORCEABILITY:
In the event that any of the provisions contained herein is considered totally or partially invalid, ineffective or unenforceable, such invalidity, ineffectiveness or unenforceability will not invalidate, render ineffective or produce the unenforceability of the remaining provisions contained herein, which, for all purposes legal, will remain in full force and effect.

SIXTH. SPECIAL POWER OF ATTORNEY:
The bearer of an authorized copy of this deed is authorized and empowered to conduct all formalities and annotations, including marginal notes, that may be necessary or convenient in light of the amendment made by this instrument.

SEVENTH. APPLICABLE LAW:
This deed is governed by the laws of the Republic of Chile. The Debtor establishes its domicile in the city and borough of Santiago and agrees to be submited to the jurisdiction of the civil courts therein located.

LEGAL CAPACITIES.

The legal capacity of the representatives of SCOTIABANK CHILE is evidenced in the public deed dated August 21, 2019, granted at the Notarial Office of Santiago of Mr. Eduardo Diez Morello.

The legal capacity of Messrs. Rodrigo Hinzpeter Kirberg and Alessandro Bizzarri Carvallo, acting on behalf of INVERSIONES Y RENTAS S.A. is evidenced in the public deed dated September 25, 2018, granted at the Notarial Office of Santiago of Mr. Patricio Raby Benavente.

All of the above are not attached because they are known to the parties and to the authorizing Notary Public. In proof and after reading, the appearing parties sign.

[signature]
pp. SCOTIABANK CHILE - 9354957-0

[signature]
pp. SCOTIABANK CHILE – 10130661-5

[signature]
INVERSIONES Y RENTAS S.A. – 7016571-0

[signature]
INVERSIONES Y RENTAS S.A. – 7012089-5

[signature]
NOTARY